UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2012

Sweetwater Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53286	71-1050559
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 W. Bonanza Rd., Las Vegas, Nevada 89106
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:	(702) 382-3385

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Wayne D. Prentice -

Effective June 20, 2012, the Board of Directors of Sweetwater Resources, Inc., a Nevada corporation (the “Company”) appointed Mr. Wayne D. Prentice as a member of the Company’s Board of Directors.  Mr. Prentice currently serves as the Company’s Chief Operating Officer.  The Company’s Board of Directors is now comprised of Mr. Prentice and Mr. Alvin A. Snaper.

It is contemplated that Mr. Prentice may serve on certain committees of the Company’s Board of Directors, but no such committee appointments have been made at this time.  Mr. Prentice has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There is no arrangement or understanding pursuant to which Mr. Prentice was appointed as a member of the Company’s Board of Directors.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   The professional history of Mr. Prentice is noted below.

Professional History of Mr. Wayne D. Prentice

Mr. Prentice has over 20 years of direct experience in gemology that includes gem cutting and gemological consulting.  Mr. Prentice is currently the Chief Operating Officer of the Company, a position he has held since June 5, 2012.  He has been self employed for the past five years as a wholesale dealer and broker of one-of-a-kind gems.  From May 2006 to July 2009, Mr. Prentice was the President of Advanced Diamond Inc., a diamond company that produced and distributed Kimberley Process compliant diamonds in collaboration with diamond manufacturers in Russia and Ukraine. He is also the founder of the Troy Diamond Report® - Global Diamond and Currency Market Guide, an international diamond report and pricing guide that debuted in September of 2007.  Mr. Prentice is the owner of PROPERTYGEMS® Real Estate Brokerage and has held his California Department of Real Estate license since 1998 and his Real Estate Broker license since January 2002.

Mr. Prentice earned a Bachelor of Arts degree in Business Economics from the University of California, Santa Barbara in 1985. He is also a 1986 graduate of the Gemological Institute of America, where he earned in residence a Graduate Gemologist degree. He was employed by the Gemological Institute of America from August of 1986 through September of 1988, as a GIA Resident Instructor of Colored Stones and Gem identification.

Section 7 - Regulation FD

Item 7.01                      Regulation FD Disclosure.

On June 21, 2012, the Company issued a press release announcing the appointment of Mr. Prentice to the Company’s Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated June 21, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETWATER RESOURCES, INC.

Date: June 21, 2012	By:	/s/ Alvin A. Snaper
Name: Alvin A. Snaper
Title: Chief Executive and President